Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Information” in the Statements of Additional Information, each dated March 30, 2026, and each included in Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A, File No. 333-281744) of Tortoise Capital Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 28, 2025, with respect to the financial statements and financial highlights of Tortoise Energy Infrastructure Total Return Fund, Tortoise Global Water ESG Fund, Tortoise North American Pipeline Fund, and Tortoise Energy Infrastructure and Income Fund (four of the former funds constituting Managed Portfolio Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated January 29, 2025, with respect to the financial statements and financial highlights of Tortoise Power and Energy Infrastructure Fund, Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 30, 2026